EXHIBIT 10.1



                           DATED 16TH APRIL, 1999





                           GLYNWED STEELS LIMITED


                         GLYNWED INTERNATIONAL plc


                        NIAGARA LASALLE (UK) LIMITED

                                    and

                            NIAGARA CORPORATION





                      --------------------------------

                         SALE OF BUSINESS AGREEMENT
                      --------------------------------





                               ALLEN & OVERY
                                   London
                                O:279842.11




                                  CONTENTS
Clause                                                                    Page

1.    Interpretation.........................................................1
2.    Sale of Business.......................................................6
3.    Excluded Assets and Liabilities........................................6
4.    Condition..............................................................8
5.    Conduct of Business Before Completion and Rescission...................9
6.    Consideration.........................................................10
7.    Completion Accounts...................................................11
8.    Contracts.............................................................14
9.    Debtors and Creditors.................................................16
10.   Warranties Relating to Capacity.......................................19
11.   Seller's Warranties...................................................19
12.   Completion............................................................22
13.   Employees.............................................................25
14.   Product Claims........................................................26
15.   Environmental.........................................................27
16.   Pensions..............................................................27
17.   Sales Literature......................................................27
18.   Protective Covenants..................................................28
19.   Announcements.........................................................28
20.   Value Added Tax.......................................................28
21.   Interest..............................................................31
22.   Glynwed's Guarantee...................................................31
23.   Niagara's Guarantee...................................................32
24.   Further Assurance.....................................................33
25.   Notices...............................................................33
26.   General...............................................................34
27.   Indemnity Claims......................................................36
28.   Whole Agreement.......................................................36
29.   Governing Law.........................................................37

Schedules

1.    Business Intellectual Property .......................................38
2.    Pensions .............................................................41
3.    Left intentionally blank .............................................57
4.    Completion Account Principles ........................................58
4A.   GB Steel Bar  ........................................................63
4B.   Longmore .............................................................65
4C.   Midland Engineering Steels ...........................................67
4D.   Dudley Port Rolling Mills ............................................68
4E.   Macreadys ............................................................70
4F.   Ductile Hot Mill .....................................................71
4G.   George Gadd ..........................................................73
4H.   Wesson ...............................................................75
5.    Warranties ...........................................................77
6.    Protective Covenants .................................................89
7.    Environmental ........................................................92


Agreed Form Documents

Accounts
IP Assignments





THIS AGREEMENT is made on 16th April, 1999 BETWEEN:

(1) GLYNWED STEELS LIMITED (registered number 193046) whose registered office is at Headland House, New Coventry Road, Sheldon, Birmingham B26 3AZ (the "Seller");

(2) GLYNWED INTERNATIONAL plc (registered number 354715) whose registered office is at Headland House, New Coventry Road, Sheldon, Birmingham B26 3AZ ("Glynwed");

(3) NIAGARA LASALLE (UK) LIMITED (registered number 3725308) whose registered office is at 1st Floor, Bouverie House, 154 Fleet Street, London EC4A 2DQ (the "Purchaser"); and

(4) NIAGARA CORPORATION, a corporation organised and existing under the laws of the state of Delaware, whose principal office is at 667 Madison Avenue, New York 10021, USA ("Niagara").

WHEREAS:

(A)   The Seller carries on the Business (as defined below).

(B) The Seller wishes to sell and the Purchaser wishes to purchase the goodwill and certain assets of the Business with a view to carrying on the Business as a going concern in succession to the Seller on the terms and subject to the condition set out in this agreement.

(C) Glynwed is the ultimate holding company of the Seller's Group (as defined below) and has agreed to guarantee the obligations of the Seller under this agreement and to covenant in the terms hereinafter provided and Niagara is the ultimate holding company of the Purchaser's Group (as defined below) and has agreed to guarantee the obligations of the Purchaser under this agreement.

IT IS AGREED as follows:

1.    INTERPRETATION

(1)   In this agreement:

      "Accounts" means the consolidated audited accounts of the Business prepared for the period to and as at the Accounts Date, a copy of which has been initialled for the purpose of identification by the Seller's Solicitors and the Purchaser's Solicitors;

      "Accounts Date" means 31st December, 1998;

      "Agreed Form" means, in relation to any document, the form of that document which has been initialled for the purpose of identification by the Seller's Solicitors and the Purchaser's Solicitors;

      "Assets" means the several assets to be sold by the Seller to the Purchaser under this agreement and described in clause 2(1);

      "Business" means the various vertically integrated steel bar businesses of the Seller comprising production of hot rolled and cold finished bars, stock holding and distribution carried on under the names "Ductile Hot Mill", "Dudley Port Rolling Mills", "GB Steel Bar", "George Gadd & Company", "Longmore Brothers", "Macreadys", "Midland Engineering Steels" and "W. Wesson";

      "Business Day" means a day (other than a Saturday or Sunday) on which banks are generally open for normal business in London;

      "Business Intellectual Property" means all Intellectual Property Rights owned by the Seller (or any member of the Seller's Group) and used exclusively or primarily in connection with the Business including (but without limitation) those Intellectual Property Rights shortly described in Schedule 1 but excluding any contracts for the licensing of Intellectual Property Rights;

      "Claims" means: (i) all rights and claims of the Seller (or any other member of the Seller's group) at the Effective Time under any warranty, condition, guarantee or indemnity, whether express or implied, in favour of the Seller (or any other member of the Seller's Group) in relation to the supply of goods or services to the Seller (or any other member of the Seller's Group) in connection with the Business, other than under any policy of insurance; and (ii) the benefit of any sums to which the Seller (or any other member of the Seller's Group) is entitled from insurers or other third parties in respect of physical damage to the Assets, where such damage subsists at the Effective Time;

      "Completion" means completion of the sale and purchase of the Assets in accordance with clause 12(1) and (2);

      "Completion Accounts" has the meaning ascribed to it in clause 7(1);

      "Confidentiality Undertakings" means the various confidentiality undertakings entered into by any third party in favour of Glynwed (or any other member of the Seller's Group) in connection with the proposed disposal by Glynwed of the Business or other related assets, to the extent they relate to the Business and/or the Assets;

      "Consideration" has the meaning ascribed to it in clause 6(1);

      "Contracts" means all contracts and engagements (written or oral) entered into or orders made before the Effective Time by or on behalf of the Seller or of which the Seller has the benefit with third parties either wholly or partly in connection with the Business (and, if partly, only to the extent the same relate to the Business) which remain (in whole or in part) to be performed at the Effective Time including (but without limitation) all such orders and contracts for the manufacture, sale or purchase of goods or provision or supply of services or for the hire purchase, credit sale, leasing or license of goods or services, or the licensing of Intellectual Property Rights but excluding the following (which shall be excluded from the sale of Assets hereunder):

      (i)   contracts of employment;

      (ii)  any policy of insurance;

      (iii) any contract for the supply of gas or electricity;

      (iv)  the Divisionalisation Agreement;

      (v) any (a) loan agreement for the borrowing of money by the Seller or any other member of the Seller's Group and (b) agreement entered into by any member of the Seller's Group for the forward purchase, exchange or settlement of any foreign currency insofar as these agreements relate to the Debts or the Creditors;

      (vi)  the Metal Mills Contract; and

      (vii) (subject to the terms of the Property Agreement) all leases and other contracts conferring or granting rights of title to or in respect of any of the Properties;

      "Creditors" means those amounts owing by the Seller in connection with the Business to trade creditors at the Effective Time (whether or not then due) but excluding all liabilities for financing charges and taxation other than VAT on any accrued liabilities or included on invoices issued to the Seller prior to the Effective Time;

      "Customs" means H M Customs & Excise;

      "Debts" means (i) any debts or other sums due or payable to the Seller in connection with the Business at the Effective Time, (ii) any debts or other sums which become due or payable to the Seller after the Effective Time in connection with the goods supplied or services performed in connection with the Business prior to the Effective Time (other than (a) sums comprised in Claims and (b) rebates due from suppliers), (iii) any interest payable on those debts or other such sums and (iv) the benefit of all securities, guarantees, indemnities and rights relating to those debts or other such sums;

      "Debtors" means the persons from whom the Debts are due or payable;

      "Disclosure Letter" means the letter of the same date as this agreement from the Seller to the Purchaser;

      "Divisionalisation Agreement" means the agreement dated 18th February, 1999 and made between Glynwed, Glynwed Metals Processing Limited and the Seller relating to the sale and purchase of the Undertakings (as described in such agreement);

      "Effective Time" means the close of business on the date of Completion;

      "Employees" means those individuals employed by the Seller in the Business as at the date of Completion;

      "Employment Regulations" means the Transfer of Undertakings
      (Protection of Employment) Regulations 1981;

      "Equipment" means the plant, machinery, spare parts, tools, equipment, tangible chattels (other than Stocks), motor vehicles, furniture, fixtures and fittings (to the extent they do not form part of the Properties) owned by the Seller or any member of the Seller's Group at the Effective Time and used exclusively or primarily in connection with the Business;

      "Goodwill" means the goodwill of the Business with the right to carry on the Business in succession to the Seller and every member of the Seller's Group;

      "holding company" means a holding company for the purposes of the Companies Act 1985;

      "Intellectual Property Rights" means trade marks, service marks, trade and business names, rights in designs, patents, copyright, database rights, moral rights, rights in know-how, trade secrets and confidential information and other intellectual property rights in each case whether registered or unregistered and including applications for the grant of any of the foregoing and all rights or forms of protection having equivalent or similar effect to any of the foregoing which may subsist anywhere in the world together with the rights to sue for past infringement of any of the foregoing;

      "Metal Mills Contract" means the agency agreement dated 15th June, 1998 between Glynwed Metals Processing Limited (formerly known as Glynwed Steels Limited) and Metal Mill Specialities, Inc.

      "Properties" means the properties as defined in the Property Agreement;

      "Property Agreement" means the property agreement of the same date as this agreement entered into between Glynwed, Glynwed Properties Management Limited, Glynwed Properties Limited, the
      Purchaser and Niagara;

      "Purchaser's Auditors" means BDO Stoy Hayward of 8 Baker Street, London
      W1;

      "Purchaser's Group" means Niagara and its subsidiaries at the relevant time;

      "Purchaser's Solicitors" means Paisner & Co of Bouverie House, 154 Fleet Street, London EC4A 2DQ;

      "Seller's Auditors" means PricewaterhouseCoopers of Temple Court, 35 Bull Street, Birmingham B4 6JT;

      "Seller's Group" means Glynwed and its subsidiaries at the relevant time;

      "Seller's Solicitors" means Allen & Overy of One New Change, London EC4M 9QQ;

      "Statement of Net Assets Transferred" has the meaning ascribed to it in clause 7(1);

      "Stocks" means all stocks (wherever held) of raw materials, consumables, work in progress, finished goods, spare parts, rolls, packaging, pallets, promotional items and materials owned by the Seller or any member of the Seller's Group in connection with the Business at the Effective Time including, without limitation, all stocks held on consignment for the Seller that are owned by the Seller or any member of the Seller's Group;

      "subsidiary" means a subsidiary for the purposes of the Companies
      Act 1985;

      "Taxation" means all forms of taxation, duties, imposts and levies, whether of the United Kingdom or elsewhere, including income tax (including income tax or amounts equivalent to or in respect of income tax required to be deducted or withheld from or accounted for in respect of any payment), corporation tax, advance corporation tax, capital gains tax, capital transfer tax, inheritance tax, value added tax, customs and other import or export duties, excise duties, stamp duty, stamp duty reserve tax, development land tax, national insurance, social security or other similar contributions, and any interest, penalty, surcharge or fine in connection with it;

      "Taxation Authority" means any taxing or other authority (whether within or outside the United Kingdom) competent to impose, administer or collect any Taxation;

      "VAT" means value added tax;

      "VATA" means the Value Added Tax Act 1994;

      "VAT Group" means two or more bodies corporate registered as a group for VAT purposes under section 43 VATA;

      "Viking Johnson Contract" means the contract dated 9th November, 1993 made between Glynwed Steels Limited (now called Glynwed Metals Processing Limited) (1) and Viking Johnson Limited (2) (as the same may have been varied or extended from time to time prior to the date hereof), the benefit of which is vested in the Seller;

      "Warranties" means the warranties on the part of the Seller contained in clause 11(1) and Schedule 5; and

      "Weir Contract" means the agreement dated 26th October, 1995 and made between Glynwed Metals Processing Limited and Weir Systems Limited concerning "Metals 2000" software and the software support and maintenance agreement of the same date and between the same parties (as each may have been varied or extended from time to time prior to the date hereof) the benefit of which is vested in the Seller.

(2) In this agreement any reference, express or implied, to an enactment includes references to:

      (a) that enactment as re-enacted, amended, extended or applied by or under any other enactment;

      (b) any enactment which that enactment re-enacts (with or without modification); and

      (c) any subordinate legislation made under that enactment, as re-enacted, amended, extended or applied as described in paragraph (a) above, or under any enactment referred to in paragraph (b) above, provided that no such enactment, re-enactment, amendment, extension, application or subordinate legislation made after the date hereof shall operate to increase or alter the liability of any of the parties.

(3) Where any statement is qualified by the expression "so far as the Seller is aware" or "to the best of the Seller's knowledge, information and belief" or any similar expression, in respect of that statement the Seller shall be deemed to possess the knowledge actually possessed by the Seller or Glynwed and such information as the Seller would have by making reasonable enquiries of the following individuals A J Bagshawe, R Grigg, R J Turner, W Devney, K Owen, W Campbell, T Singh, M O'Brien, G Rowson and A. Lloyd within 48 hours prior to the execution of this agreement, but no other enquiries.

(4) Words denoting persons shall include bodies corporate and unincorporated associations of persons.

(5)   Subclauses (1) to (4) above apply unless the contrary intention appears.

(6)   The headings in this agreement do not affect its interpretation.

2.    SALE OF BUSINESS

(1) Subject to clause 4(1) the Seller shall sell (or, to the extent it is owned by another member of the Seller's Group, procure the sale by that member of), and the Purchaser shall purchase, the following assets with effect from the Effective Time with a view to the Purchaser carrying on the Business from that time as a going concern in succession to the Seller:

      (a)   the Goodwill;

      (b)   the Equipment;

      (c)   the Stocks;

      (d)   the benefit (subject to the burden) of the Contracts;

      (e)   the Business Intellectual Property;

      (f) all records and other documents relating exclusively or primarily to the Business (including the value added tax records referred to in clause 20) other than any records or documents which any member of the Seller's Group is required to retain by law;

      (g)   cash in hand at the Effective Time relating to the Business; and

      (h)   the benefit of the Claims.

(2) The Assets shall be sold with full title guarantee and property and risk in those Assets shall vest in the Purchaser on Completion. All of the Equipment shall be in, or shall be placed into, a severable condition at Completion.

3.    EXCLUDED ASSETS AND LIABILITIES

(1) Nothing in this agreement shall operate to transfer any assets or rights of the Seller or any member of the Seller's Group other than those specifically referred to in clause 2(1) and without limiting the generality of the foregoing there shall be expressly excluded and excepted from the sale and purchase and nothing in this agreement shall operate to transfer:

      (a)   any cash at bank or bills receivable;

      (b) any Intellectual Property Rights of the Seller or any other member of the Seller's Group or any rights to use the same other than those expressly included in the Business
            Intellectual Property or the Contracts;

      (c) (subject as provided in clause 17) the right to use the name "Glynwed" or any rights the Seller (or any member of the Seller's Group) has to the name "Ductile" or the name "Longmore" provided that nothing herein shall operate to prevent the Purchaser from using the name "Ductile" (other than in connection with the names "Ductile Steel Processors", "Ductile Stourbridge Cold Mill", "Ductile Cold Mill" or any other name that is confusingly similar) or the name "Longmore" (other than in connection with the name "Longmore Tubes" or any other name that is confusingly similar);

      (d)   the Debts; or

      (e)   the Seller's rights under this agreement or the Property
            Agreement.

(2) Nothing in this agreement shall pass to the Purchaser, or be construed as an acceptance by the Purchaser of, any liability or obligation which is not expressly assumed by the Purchaser under this agreement.

(3) Subject to subclause (5) below, the Seller shall remain liable to pay and shall discharge when the same falls due for settlement after the Effective Time: (i) all liabilities and obligations of the Business not discharged at or prior to the Effective Time insofar as they relate to the period prior to the Effective Time; and (ii) any liability relating to or arising out of or in connection with any contract of the Business (which is not a Contract) entered into (other than by any member of the Purchaser's Group) prior to the Effective Time or any other asset of the Business (which is not an Asset) owned by any member of the Seller's Group prior to the Effective Time and which in any such case is not assumed or indemnified or acquired by the Purchaser under this agreement or by the Purchaser (or as it may direct) under the Property Agreement, and in both cases shall indemnify the Purchaser in respect of all such liabilities and obligations.

(4) Subject to subclause (6) below, the Purchaser shall discharge when the same falls due for settlement after the Effective Time all liabilities and obligations of the Business insofar as they relate to the period after the Effective Time and shall indemnify the Seller in respect of all such liabilities and obligations.

(5) The liabilities and obligations referred to in subclause (3) above or in the second sentence of clause 7(10) shall not include any liabilities or obligations: (i) to the extent of any amount thereof for which provision or allowance has been made in the Statement of Net Assets Transferred (or paid or reimbursed by the Seller under clause 7(11)); (ii) in respect of the state of repair or condition of any of the Properties or the Assets (other than (for the avoidance of doubt) any liability for personal injury to an individual to the extent suffered prior to the Effective Time or other liabilities which are due for payment prior to the Effective Time in each case as a result of the state of repair or condition of any of the Properties or Assets); (iii) in respect of any Environmental Matters (as defined in Schedule 7); (iv) to render the Business or any of the Assets Millennium Compliant (as defined in paragraph A.3(11) of Schedule 5);
      (v) expressly assumed or indemnified by the Purchaser under this agreement or by the Purchaser (or as it may direct) under the Property Agreement; (vi) that is the subject of any other indemnity by the Seller to the Purchaser under the terms of this agreement (or against which the Purchaser would be so indemnified but for any applicable limitations, exceptions or exclusions provided in this agreement) or by any member of the Seller's Group to the Purchaser (or as it may direct) under the terms of the Property Agreement or
      (vii) in respect of which the Purchaser is entitled to bring a Warranty Claim (as defined in clause 11) or would be so entitled but for the provisions of clauses 11(4) or 11(7); or (viii) in connection with any failure to obtain any third party consent to the assignment or novation to the Purchaser of any of the Contracts; or (ix) in respect of the computer or information systems supplied by Weir Systems Limited under the Weir Contract (other than any liabilities or obligations of any member of the Seller's Group under the Weir Contract (including the obligation to pay any money to Weir Systems Limited for services supplied to any member of the Seller's Group) in respect of the period prior to the Effective Time).

(6) The liabilities referred to in subclause (4) above shall not include any liability or obligation: (i) retained or expressly assumed or indemnified by the Seller under this agreement or by any member of the Seller's Group under the Property Agreement; or (ii) that is the subject of any other indemnity to the Seller by the Purchaser under the terms of this agreement (or against which the Seller would be so indemnified but for any applicable limitations, exceptions or exclusions provided in this agreement) or to any member of the Seller's Group by the Purchaser (or as it may direct) under the terms of the Property Agreement or (iii) that relates to or arises out of or in connection with any contract of the Business (which is not a Contract) entered into (other than by any member of the Purchaser's Group) prior to the Effective Time or any other asset of the Business (which is not an Asset) owned by any member of the Seller's Group prior to the Effective Time.

(7) In subclauses (3) to (6) inclusive above, references to the "Property Agreement" include any agreement or document to be granted or entered into pursuant to the Property Agreement at Completion (as defined in the Property Agreement).

4.    CONDITION

(1) The sale and purchase of the Business is conditional on: (i) the expiration or earlier termination of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); and (ii) the absence of any injunction or restraining order issued by any court of competent jurisdiction which restrains or prohibits closing of the transaction contemplated hereby.

(2) As promptly as practicable after the date hereof, the Purchaser and the Seller shall file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice the notifications and other information required to be filed under the HSR Act with respect to the transaction contemplated hereby. Each of the Purchaser and the Seller agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and properties as may be required of each of them to so file. In the event such authorities make a request for additional information concerning the acquisition of the Business hereunder, the parties will take all reasonable steps to promptly obtain, prepare and deliver such information.

(3) If the condition set out in subclause (1) above is not satisfied on or before 31st May 1999, this agreement shall (unless the parties agree otherwise) automatically terminate.

(4) If this agreement terminates in accordance with subclause (3) above then all of the clauses under this agreement (except this clause and clauses 1, 19, 22, 23, 25, 26, 28 and 29) shall cease to have effect and none of the parties will have any rights or liabilities under those clauses.

5.    CONDUCT OF BUSINESS BEFORE COMPLETION AND RESCISSION

(1) Between the date of this agreement and Completion the Seller shall procure that the Business will be carried on in the ordinary course consistent with past practices. In particular (but without prejudice to the generality of the foregoing) the Seller shall procure that the acts or matters specified in subclause (2) do not occur in relation to the Business without the prior written consent of the Purchaser (such consent not to be unreasonably withheld or delayed).

(2)   The acts and matters referred to in subclause (1) are as follows:

      (a) any disposal of any material asset (being an asset with a value in excess of (pound)25,000) other than in the ordinary course of trading;

      (b) any creation or grant of any option, right to acquire, mortgage, charge, pledge, lien, on over or affecting any of the Assets or any of the Properties, other than in the ordinary course of business;

      (c) the failure to renew on expiry or to pay any premium due in respect of its insurances;

      (d) the entry into of any contract or commitment (or the making of a bid or offer which would be likely to lead to a contract or commitment) having a value or involving expenditure in excess of (pound)25,000 in aggregate other than in the ordinary course of trading;

      (e) the changing of any terms and conditions of employment, including pension fund commitments and severance package offers in respect of any Employee with a basic annual remuneration of more than(pound)35,000 or any grade of Employees generally or the engagement (other than in the ordinary course of business, at basic annual remuneration of no more than (pound)25,000, and on the Business's standard terms and conditions of employment for employees of the relevant grade) of any Employee or the dismissal (other than, in the case of any individual earning in excess of(pound)35,000 per annum after consultation with the Purchaser, for cause) of any person who would but for such dismissal be an Employee;

      (f) the entry into of any agreement to do any of the acts and matters specified in this subclause; or

      (g) the sale, sharing, leasing, licensing or other disposal of any part or the whole of any of the Properties (or agreement to do any of the foregoing).

(3) From the date hereof until the date of Completion: (i) the Seller will promptly disclose to the Purchaser all relevant information which comes to the notice of the Seller in relation to any fact or matter (whether existing on or before the date of this agreement or arising afterwards) which would be likely to constitute a material breach of any of the Warranties; (ii) the Seller will give the Purchaser and its representatives such reasonable information in respect of and reasonable access to the Business and to the records of the Business as the Purchaser may reasonably request; and (iii) the Seller will not, and will not permit any member of the Seller's Group to, solicit or entice away from the employment of the Business any Employee.

(4) Subject to subclause (5) below, if before Completion any material breach of the Warranties or of any of the covenants in subclauses (1) or (2) above occurs or anything occurs which has a material adverse effect on the Business, then the Purchaser may without any liability upon the Purchaser to the Seller or any member of the Seller's Group, elect not to complete the purchase of the Business by giving notice in writing to the Seller (a "Termination Notice") at any time prior to Completion. For the purpose of this clause, "material adverse effect" means a reduction in the underlying value of the Assets (judged by reference to the Accounts) or of the Business taken as a whole in each case of more than (pound)2,500,000.

(5) The Purchaser may not exercise its right under subclause (4) above in relation to any material breach of Warranty:

      (a) by reason of any matter actually known to the Purchaser or Niagara before the date of this agreement; or

      (b) by reason of anything arising from an act or omission of any member of the Purchaser's Group.

(6) Upon service of a Termination Notice in accordance with subclause (4) above, all of the clauses in this agreement shall cease to have effect (except subclauses 5(4) to 5(8) inclusive, clause 1, 19, 22, 23, 25, 26, 28 and 29) and none of the parties will have any rights or obligations under those clauses.

(7) If the Purchaser elects under subclause (4) above not to complete the sale and purchase of the Business, each party shall bear the costs, charges and expenses incurred by it in connection with the negotiation, preparation and rescission of this agreement and the Property Agreement.

(8) The Purchaser shall not be entitled to terminate this agreement or any part of it before or after Completion other than under subclause
      (4) above or clause 12(3) but without prejudice to the provisions of clause 4.

6.    CONSIDERATION

(1) The consideration payable by the Purchaser for the Assets shall be (pound)21,202,000 (the "Consideration"), to be apportioned as follows:

      (a)   for the Goodwill, the sum of (pound)1;

      (b)   for the Equipment, the sum of (pound)7,180,000;

      (c)   for the Stocks and the cash in hand, the sum of (pound)14,021,998;

      (d) for the benefit of the Contracts, the Purchaser's covenant in clause 8(1); and

      (e) for the remaining items in clause 2(1) the sum of (pound)1.

(2) The Consideration shall be paid to the Seller in cash in full on Completion, but shall be subject to adjustment in accordance with clause 7(7) below.

7.    COMPLETION ACCOUNTS

(1) The Purchaser shall, within 60 days of Completion, prepare a draft audited statement of the assets and liabilities of the Business at the Effective Time on the basis set out in Schedule 4 (the "Completion Accounts") together with a statement of Net Assets Transferred (as defined in subclause (9) below) (the "Statement of Net Assets Transferred"). For this purpose:

      (a) the Purchaser shall procure that a return shall be prepared for each business unit in the Business in the form known as the "Final Accounts Pack" used for the consolidation by Glynwed and these returns will be consolidated;

      (b) the Purchaser shall prepare an inventory of the Stocks as at the Effective Time on the basis also set out in Schedule 4; and

      (c) the Seller shall procure that the Seller's Auditors give to the Purchaser's Auditors access to their working papers relating to the preparation of the Accounts under the appropriate "hold harmless letters".

(2) The Purchaser shall ensure that forthwith upon completion of the preparation of the draft Completion Accounts and Statement of Net Assets Transferred they are submitted to the Seller and the Seller's Auditors for review. The Purchaser shall provide the Seller and the Seller's Auditors with such information, access to the physical assets, accounts and records, employees and other facilities of the Business as they shall reasonably require to carry out such review and shall provide such information and explanations as the Seller or the Seller's Auditors may reasonably request during the course of their review of the draft Completion Accounts and Statement of Net Assets Transferred (including such information and access in the period during which the draft Completion Accounts and Statement of Net Assets Transferred are being prepared). For these purposes the Purchaser shall procure that the Purchaser's Auditors give to the Seller's Auditors access to their working papers under the appropriate "hold harmless" letters.

(3) The Seller's Auditors shall have up to 30 days to carry out their review of the draft Completion Accounts and Statement of Net Assets Transferred submitted to them under subclause (2) above and notify the Purchaser's Auditors of any item which they wish to dispute (together with, in reasonable detail, the basis of such dispute in relation to each such item) and, if the Seller's Auditors fail to notify the Purchaser's Auditors in writing of any disputed matter relating to the draft Completion Accounts or Statement of Net Assets Transferred within such 30 day period, the draft Completion Accounts and Statement of Net Assets Transferred submitted to the Seller's Auditors under subclause (2) above shall be final and binding on the parties as the Completion Accounts and the Statement of Net Assets Transferred, respectively.

(4) If the Seller's Auditors and the Purchaser's Auditors are not able to agree any matter on the draft Completion Accounts or Statement of Net Assets Transferred disputed in accordance with subclause
      (3) above they shall specify in writing to the Seller and the Purchaser the matter(s) in dispute which in default of any agreement within seven days between the Seller and the Purchaser shall be determined by:

      (a) such firm of chartered accountants as the parties may agree in writing; or

      (b) failing agreement on the identity of the firm of chartered accountants within a further seven days from the expiry of the period of seven days referred to above, such firm of chartered accountants as may be appointed for this purpose on the application of either the Seller or the Purchaser by the President for the time being of the Institute of Chartered Accountants in England and Wales.

(5) The accountants appointed under subclause (4) above (the "Accountants") shall act on the following basis:

      (a)   the Accountants shall act as experts and not as arbitrators;

      (b) their terms of reference shall be to determine an amount which represents the item or items in dispute, as notified to them in writing by either the Seller or the Purchaser within 28 days of their appointment;

      (c) the Seller and the Purchaser shall each provide the Accountants with all information which they reasonably require and the Accountants shall be entitled (to the extent they consider it appropriate) to base their opinion on such information and on the accounting and other records of the Business;

      (d) the determination of the Accountants shall (in the absence of manifest error) be conclusive; and

      (e) their costs shall be borne equally as between the Seller on the one hand and the Purchaser on the other.

(6) Upon agreement of the Completion Accounts and the Statement of Net Assets Transferred between the Seller's Auditors and the Purchaser's Auditors (or, in the event of any dispute being determined pursuant to subclause (4) above, upon completion of such determination), the Completion Accounts and the Statement of Net Assets Transferred as so agreed or determined shall be final and binding on the parties.

(7) Within five Business Days of agreement or determination of the Completion Accounts and the Statement of Net Assets Transferred in accordance with this clause, if the amount of the Net Assets Transferred (as shown on the Statement of Net Assets Transferred) is more than (pound)24,796,000 (the "Estimated Net Assets Transferred") the Purchaser shall pay to the Seller an amount equal to the surplus and if the amount of the Net Assets Transferred (as shown on the Statement of Net Assets Transferred) is less than the amount of the Estimated Net Assets Transferred the Seller shall repay to the Purchaser an amount equal to the shortfall.

(8)   [Left blank intentionally]

(9) For the purposes of this clause "Net Assets Transferred" shall comprise the aggregate of the following assets, at the values reflected in the Completion Accounts:

      (a)   Equipment;

      (b)   Stocks;

      (c)   cash in hand; and

      (d) the benefit of any Claims against any insurers in respect of physical damage to any of the Assets to the extent of any amount by which the value of the relevant Asset is reduced or a provision is made, on account of the circumstances giving rise to that Claim, in the Completion Accounts.

      plus or minus (as the case may be) the net value, as extracted from the Completion Accounts (and therefore valued in accordance with Schedule 4), of provisions and liabilities (other than the Creditors) referable to the Assets or the Properties and prepayments and accruals relating to the following apportioned as at the Effective
      Time:

      (i) the Contracts (including all rebates payable to or by Business), the Properties (including all rents, rent charges, rates, water and telephone charges and other periodical payments and outgoings) and the other Assets; and

      (ii) all salaries, wages, accruals or prepayments for holiday pay and other emoluments and contributions payable in respect of Employees (including all income tax deductible under PAYE and all employer's contributions to the Seller's Pension Scheme and all other normal employment costs), and for the avoidance of doubt no item shall be accounted for in the Statement of Net Assets Transferred more than once.

(10) Save for the sum of (pound)660,000 referred to in subclause (12) below, the Purchaser shall discharge when due all liabilities which are (and only to the extent they are) reflected in the Statement of Net Assets Transferred and shall indemnify the Seller in respect thereof. Subject to clause 3(5) to the extent that any liability is reflected in the Completion Accounts but not in the Statement of Net Assets Transferred, the Seller shall discharge it when due and will indemnify the Purchaser against any failure to do so.

(11) Accruals which the Seller and the Purchaser have agreed and which are to be included in the Statement of Net Assets Transferred but which fall due for payment prior to the agreement or determination of that statement will be paid by the Seller, or reimbursed by the Seller to the Purchaser, and an appropriate adjustment will be made for the amount so paid, or reimbursed, in the Statement of Net Assets Transferred.

(12) Notwithstanding the treatment in the Accounts the parties hereby expressly agree that in preparing the Statement of Net Assets Transferred, there shall be included as a liability of the Business deemed to be assumed by the Purchaser (and therefore as a deduction in the valuation of the Net Assets Transferred) an agreed sum of (pound)660,000 in respect of the compensation paid for the compulsory purchase of land pursuant to an agreement dated 10th May, 1996 between Glynwed Property Management Limited and Black Country Development Corporation.

(13) If and insofar as the value of any of the Stocks is reduced, or a provision is made, in the Statement of Net Assets Transferred on account of a defect or deficiency in the Stocks (the "Defects Provision") for which the Purchaser is able to obtain a refund or reimbursement from the relevant supplier of those goods to the Business (not being amounts comprised or included in the Debts), then the Purchaser agrees that it will on the Seller's behalf (but at the Seller's cost) use its reasonable endeavours to claim against the relevant supplier for such refund or reimbursement and the Purchaser agrees that it will repay to the Seller any amount so recovered from the supplier equal to the lesser of the amount recovered or reimbursed (less any Taxation thereon and any reasonable costs incurred in securing such recovery or reimbursement) and the Defects Provision. The Purchaser shall not settle any such claim for a refund or reimbursement without the prior consent of the Seller (not to be unreasonably withheld or delayed).

8.    CONTRACTS

(1) Subject to clause 24(1) the Seller shall, as required by the Purchaser at or at any time and from time to time following Completion, assign (or procure the assignment) to the Purchaser of all of the Contracts which are capable of assignment without the consent of any other party or in respect of which such consent has been obtained (including, without limitation, the Weir Contract and the Viking Johnson Contract). In addition, the Purchaser shall:

      (a) join with the Seller or other members of the Seller's Group in entering into an assignment or a novation of the Contracts (other than Contracts not assignable except with third party consent) on terms that the Purchaser will carry out, perform and discharge all the obligations and liabilities created by or arising under the Contracts falling due for performance or discharge after the Effective Time and otherwise in such form as the Purchaser shall reasonably agree;

      (b) carry out, perform and discharge all the obligations and liabilities created by or arising under any of the Contracts falling due for carrying out, performance or discharge after the Effective Time; and

      (c) (subject as provided by clause 14) indemnify the Seller (for itself and as trustee for each other member of the Seller's Group) against all liabilities resulting from any failure on the part of the Purchaser to carry out, perform and discharge the obligations and liabilities referred to in (b) above or to the extent resulting from the carrying out, performance or discharge or failure to carry out, perform or discharge (and any breach) by the Purchaser of any of the Contracts after the Effective Time.

(2) Subject only (a) as provided by clause 14, (b) to the extent of any amount for which provision or allowance is made in the Statement of Net Assets Transferred (or any amount paid or reimbursed by the Seller under clause 7(11)) or (c) to the extent resulting from any failure to obtain any third party consent to the assignment or novation of any of the Contracts, the Seller shall indemnify the Purchaser against all liabilities arising under the Contracts: (i) to the extent falling due for carrying out, performance or discharge in the period prior to the Effective Time; or (ii) to the extent resulting from the carrying out, performance or discharge or failure to carry out, perform or discharge (and any breach) by any member of the Seller's Group of any of the Contracts in the period prior to the Effective Time.

(3) Insofar as the benefit or burden of any of the Contracts cannot effectively be assigned to the Purchaser except by an agreement or novation with or consent to the assignment from the person, firm or company concerned:

      (a) the Seller shall at the Purchaser's request use all reasonable endeavours (but without being obliged to take any legal proceedings (without first being indemnified (for itself and other members of the Seller's Group) by the Purchaser against any liability, cost, claim or expense (including reasonable professional fees and expenses) in connection with the proceedings, other than any liability which the Seller has assumed or which is the subject of any other indemnity by the Seller in favour of the Purchaser under the terms of this agreement) or pay out any money other than in respect of such professional advice as it may deem necessary) with the co-operation of the Purchaser to procure such agreement, consent or novation as soon as possible;

      (b) until the Contract is novated or assigned or such consent obtained the Seller or other relevant member of the Seller's Group shall hold it in trust for the Purchaser absolutely and the Purchaser shall (if such sub-contracting is permissible and lawful under the Contract), as the sub-contractor of the Seller or other relevant member of the Seller's Group, carry out, perform and discharge all the obligations and liabilities of the Seller or other relevant member of the Seller's Group under or in respect of the Contract to be carried out, performed or discharged after the Effective Time and (subject as provided by clause 14) shall indemnify the Seller (for itself and as trustee for each other member of the Seller's Group) against all actions, proceedings, costs, damages, claims and demands in respect of any failure on the part of the Purchaser to carry out, perform or discharge those obligations or to the extent resulting from the carrying out, performance or discharge or failure to carry out, perform or discharge (and any breach) by the Purchaser of the Contract after the Effective Time; and

      (c) until the Contract is novated or assigned or such consent obtained the Seller or other relevant member of the Seller's Group shall (so far as it lawfully may) give all reasonable assistance to the Purchaser (at the Purchaser's request and expense) to enable the Purchaser to enforce the rights of the Seller and (except where such a member is the counterparty to the Contract) of the Seller's Group under the Contract.

(4) The Purchaser acknowledges that, notwithstanding any of the other terms of this agreement, consent has been obtained for the assignment of the Weir Contract and the Viking Johnson Contract and that (unless revoked before Completion) no further consent to the assignment of those contracts is required.

9.    DEBTORS AND CREDITORS

(1) The Seller shall remain entitled to the Debts and liable for the Creditors.

(2) As soon as possible after Completion but no more than 10 Business Days thereafter, a duly authorised representative of each of the Seller and the Purchaser shall meet and agree a list of the Debts as at Completion (the "Debtors List") and the Creditors as at the Completion (the "Creditors List"). To the extent that the parties cannot agree whether to include an item on the Debtors List, it shall not be included on the Debtors List and the Seller shall be entitled to collect such Debts as it sees fit including but not limited to the institution of legal proceedings. To the extent that the parties cannot agree whether to include a Creditor on the Creditors List it shall not be included and the Seller shall discharge it.

(3) The Purchaser shall, as agent on behalf of the Seller, collect the Debts on the Debtors List (the "Collectible Debts") and discharge the Creditors on the Creditors List during the period of six months immediately following Completion in accordance with the following provisions of this clause 9. Subject to the provisions of subclause
      (6) below, this clause shall not require the Purchaser to institute or threaten any legal proceedings, to terminate any supplies or to take any step which is not at present part of the normal routine of the Seller in the collection of debts. During this period, and subject to the provisions of subclause (6) below, the Seller shall not itself take any step to collect the Collectible Debts, and shall do nothing to hinder their collection by the Purchaser. If nevertheless the Seller should receive any communication or payment in respect of any Collectible Debt it shall promptly give details of any such communication or payment to the Purchaser.

(4) All money collected in respect of the Collectible Debts on behalf of the Seller by the Purchaser shall be paid into the an account nominated to it by the Seller (the "Seller's Account"). Any money received by the Purchaser which is:

      (a) referable wholly to the Collectible Debts, shall be paid into the Seller's Account;

      (b) referable wholly to the debts of the Purchaser in respect of the Business (not being Debts) ("Post Completion Debts") shall belong to the Purchaser and be applied as the Purchaser shall think appropriate;

      (c) referable partly to the Collectible Debts and partly to Post Completion Debts shall be paid into the Seller's Account subject to withdrawal in favour of the Purchaser of that part of such money which is referable to the Post Completion Debts in accordance with subclause (6) below;

      (d) not appropriated either to a Collectible Debt or a Post Completion Debt shall notwithstanding that the debtor or customer may also owe Post Completion Debts be paid into the Seller's Account subject to withdrawal in favour of the Purchaser of that part of such money which is referable to the Post Completion Debts in accordance with subclause (6) below; and

      (e) paid directly into the Purchaser's bank account or payable only into the Purchaser's bank account and which is referable wholly or partly to Collectible Debts ("Mistaken Payments") shall be paid into the Purchaser's account details of which are set out in clause 26(3)(b) (the "Purchaser's Account") and dealt with in accordance with subclause (6) below.

      If any sum which is paid into any bank account of the Purchaser contains an amount referable to Collectible Debts the Purchaser shall within two Business Days of the receipt of such sum transfer an amount equal to that sum to the Seller's Account. If any sum which is paid into the Seller's Account contains an amount referable to Post Completion Debts the Seller shall within two Business Days of demand being made by the Purchaser transfer an amount equal to that sum to the Purchaser's account.

(5) The Purchaser will on behalf of the Seller discharge the Creditors on the Creditors List (the "Trade Payables") from its own bank account in accordance with subclause (6) below, subject to the funds for which being provided by the Seller in accordance with subclause (7) below.

(6) Following Completion, there shall be a weekly meeting between the representatives of the Seller and the Purchaser to review the collection of the Collectible Debts and the payment of the Trade Payables. At the weekly meeting, the following shall take place:

      (a) the Purchaser shall present the Seller with a revised Debtors List, showing all Collectible Debts that are outstanding, together with a reconciliation of the amounts paid into the Seller's Account with the movements from the previous Debtors List and details of all Mistaken Payments;

      (b) the Seller shall be entitled to approve any adjustment of over (pound)1,000 by the Purchaser (including discounts for early payment) to any Collectible Debt (it being acknowledged and agreed by the Seller that notwithstanding the foregoing no such approval shall be required for any such adjustment which is in accordance with the terms of the contract with the debtor or of an amount equal to or less than(pound)1,000);

      (c) the Purchaser and the Seller shall agree the allocation of the payments into the Seller's Account referred to in subclauses
            (4)(c) and (d) above and agree the payment to be made to the Purchaser (the "Payments to Purchaser"). The failure to agree on the allocation of any particular payment shall not delay the payment to the Purchaser of those Payments to Purchaser which have been agreed;

      (d) the Seller and the Purchaser shall review what action should be taken in respect of outstanding Collectible Debts. If the Seller (acting in a reasonable and proper manner) wishes to commence legal action in respect of any Collectible Debt, it shall so notify the Purchaser at the weekly meeting and the Purchaser shall have until the next weekly meeting to elect by irrevocable notice to either allow the Seller to pursue what action it considers necessary in respect of the Collectible Debt or to purchase the Collectible Debt from the Seller at its outstanding face value (less any applicable discounts, partial payments or rebates agreed by the Seller with the debtor in writing) against delivery of a legal assignment thereof, and if the Purchaser fails to give such notice within such period the Seller shall be entitled to pursue any such action as it considers necessary. Any Collectible Debt so purchased by the Purchaser is hereinafter referred to as a "Transfer Debt";

      (e) the Purchaser shall present the Seller with a revised Creditors List, showing all the Trade Payables that are outstanding together with reconciliation of the Creditors Payment (as defined in subclause (6)(g) below) since the previous Creditors List with the movements from the Creditors List;

      (f) the Seller shall be entitled to approve any adjustment of over (pound)1,000 by the Purchaser of any Trade Payable (it being acknowledged and agreed by the Seller that notwithstanding the foregoing no such approval shall be required for any such adjustment which is in accordance with the terms of the contract with the creditor or of an amount equal to or less than(pound)1,000); and

      (g) the Seller and the Purchaser shall agree the amounts falling due for payment in respect of Trade Payables before the next meeting (the "Creditors Payment") and where the Seller and the Purchaser cannot reach agreement over any Trade Payables they shall be removed from the Creditors List and the Seller shall discharge such debt.

(7) Within two Business Days of such weekly meeting there shall be transferred by the Seller (in same day funds and by telegraphic transfer) to the Purchaser's Account a sum calculated in accordance with the following formula:

                        (pound)X = (A + B) - (C + D)

            where:

            (pound)X  =   the amount to be transferred;

            A         =   the Payments to Purchaser;

            B         =   the Creditors Payment;

            C         =   that part of any Mistaken Payment which has not been
                          transferred to the Seller's Account; and

            D         =   the Transfer Debt (if any),

      provided that if the product of the formula is such that (pound)X is negative, then an amount equal to (pound)X shall be transferred by the Purchaser (in same day funds and by telegraphic transfer) to the Seller's Account within such two Business Days.

(8) Upon the expiry of the period of six months after Completion, the Seller alone shall be responsible for the collection of any of the Collectible Debts and shall be entitled to take such steps as it may think fit to recover any such Collectible Debt and the Purchaser shall cease to assist the Seller in the discharge of the Creditors, except that where the Purchaser has notified the Seller in writing that the Debtor is a continuing customer or debtor of the Business, the Seller shall give the Purchaser not less than 5 Business Days' notice of its intentions to commence proceedings and during which 5 Business Days period the Purchaser may elect by irrevocable notice in writing to the Seller to purchase that Collectible Debt, in which event the Purchaser shall pay the outstanding face value of such Collectible Debt (less any applicable discounts, partial payments or rebates agreed by the Seller with the Debtor in writing) to the Seller against delivery of a legal assignment thereof and if the Purchaser has not given such notice within such period, then the Seller shall be entitled to commence proceedings immediately.

(9)   Any disputes, differences or questions arising from subclauses (6) or
      (7) shall be referred on the application of either the Seller or the Purchaser to an independent firm of chartered accountants agreed by the Seller and the Purchaser or (failing agreement within 7 days) to such a firm appointed in accordance with clause 7(4)(b) who shall act on the basis set out in clause 7(5).

10.   WARRANTIES RELATING TO CAPACITY

      Each party warrants to the others that:

      (a) it has the requisite power and authority to enter into and perform this agreement; and

      (b) compliance with the terms of this agreement does not and will not conflict with or constitute a default under any provision of:

            (i) any agreement or instrument to which it is a party (except in respect of any contract or licence to which any member of the Seller's Group is a party in relation to the Business); or

            (ii)  its constitutional documents; or

            (iii) any loan to or mortgage created by it or any lien, lease, order, judgement, award, injunction, decree, ordinance or (except as excluded under (i) above) regulation or any other restriction of any kind or character by which it is bound.

11.   SELLER'S WARRANTIES

(1) The Seller warrants at the date of this agreement to the Purchaser in the terms set out in Schedule 5.

(2)   The Purchaser acknowledges and agrees that:

      (a) the Warranties are the only warranties or other assurances of any kind given by or on behalf of the Seller or any other member of the Seller's Group and on which the Purchaser may rely in entering into this agreement;

      (b) no other statement, promise or forecast made by or on behalf of the Seller or any other member of the Seller's Group may form the basis of, or be pleaded in connection with, any claim by the Purchaser under or in connection with this agreement; and

      (c) any claim by the Purchaser or any person deriving title from it in connection with the Warranties (a "Warranty Claim") shall be subject to the following provisions of this clause.

(3) The Seller acknowledges and agrees with the Purchaser (in the case of subclause (d) below, the Purchaser contracting hereunder as trustee on behalf of the Employees) that:

      (a) the Purchaser is entering into this agreement in reliance upon each of the Warranties and the Warranties are given with the intention of inducing the Purchaser (which has been so induced) to enter into this agreement;

      (b) each of the Warranties are separate and independent and (save as expressly provided in this agreement or the Disclosure Letter) shall not be limited by reference to any other Warranty or anything in this agreement;

      (c) the Warranties shall remain in full force and effect notwithstanding Completion; and

      (d) if any claim is made against it in connection with the Warranties it will not make any claim against any Employee on whom it may have relied before agreeing to the terms of this agreement or in preparing the contents of the Disclosure Letter; and

      (e) (save only as fairly disclosed in the Disclosure Letter as provided in subclause (5)(a) below), the Warranties shall not be diminished or in any way affected by any investigation made by the Purchaser into the affairs or assets of the Business prior to the signing of this agreement or by its knowledge of information it may have received or been given or of which it has actual or implied or constructive notice in each case prior to the signing of this agreement.

(4) The liability of the Seller in respect of claims under the Warranties shall be limited as follows:

      (a) the Purchaser shall not be entitled to recover any damages in respect of any breach or breaches of the Warranties except to the extent that the amount of damages in respect of such breach or breaches exceeds in aggregate the sum of (pound)250,000 and in which case the Purchaser shall only be entitled to recover the excess; and

      (b) the maximum aggregate liability of the Seller in respect of all and any Warranty Claims and all and any claims under the Environmental Indemnity shall not exceed the amount of the Consideration as adjusted under clause 7(7).

(5)   The Purchaser shall not be entitled to make any Warranty Claim:

      (a)   in respect of anything fairly disclosed in the Disclosure Letter;

      (b) to the extent that the claim would not have arisen but for a change in legislation made after the date of this agreement (whether relating to taxation, rates of taxation or otherwise) or the withdrawal of any extra-statutory concession previously made by the Inland Revenue or other taxing authority (whether or not the change purports to be effective retrospectively in whole or in part);

      (c) to the extent that the claim arises as a result of any change after Completion in the accounting bases, policies or practices upon which the Business values its assets or computes its profits;

      (d) to the extent that the claim arises directly or indirectly as a result of any voluntary act or omission of any member of the Purchaser's Group after Completion otherwise than in the ordinary course of the Business where the member of the Purchaser's Group knew or ought reasonably to have known that such act or omission would give rise to the liability in question; or

      (e) to the extent of any amount for which provision or allowance for the matter or liability which would otherwise give rise to the claim in question has been made in the Statement of Net Assets Transferred (or paid or reimbursed by the Seller under clause 7(11)).

(6) If the Purchaser becomes aware of a matter which it reasonably considers might give rise to a Warranty Claim the Purchaser shall give notice of the relevant facts to the Seller as soon as reasonably practicable and in any event within 30 days of the Purchaser becoming aware of those facts and if the Warranty Claim in question is as a result of or in connection with a liability or alleged liability to a third party:

      (a) the Purchaser shall make no admission of liability, agreement, settlement or compromise with any third party in relation to any such liability or alleged liability without the prior written consent of the Seller (such consent not to be unreasonably withheld or delayed) and (subject to first being indemnified to the Purchaser's reasonable satisfaction against all costs and any losses or liability thereby resulting or incurred) shall take such action to avoid, dispute, resist, appeal, compromise or contest the liability as may reasonably be requested by the Seller (save where such action would reasonably be expected to be materially prejudicial to the Business), and the Seller (subject to first indemnifying the Purchaser as aforesaid in this sub-paragraph (a)) shall be entitled to have the conduct of any appeal, dispute, compromise or defence of the dispute and of any incidental negotiations but at the Seller's expense; and

      (b) the Purchaser shall make available to the Seller such persons and all such information relating to the Business as the Purchaser may possess or control as the Seller may reasonably require for avoiding, disputing, resisting, appealing, compromising or contesting any such liability.

(7) The Seller shall cease to have any liability under or in respect of the Warranties on the date which is 18 months after the date of this agreement except in respect of a Warranty Claim of which the Purchaser gives notice to the Seller before that date and in accordance with subclause (6) above but, unless the Seller shall have assumed conduct of the claim in question in accordance with the above provisions, the liability of the Seller in respect of any Warranty Claim shall absolutely terminate if proceedings in respect of it have not been commenced within thirty months of Completion.

(8) If the Seller has made a payment to the Purchaser in respect of, or relating to, any claim under the Warranties (the "Damages Payment") and the Purchaser has a right of reimbursement or recovery against any other person including any insurer under an insurance policy in respect of or relating to that claim, the Purchaser shall notify the Seller within a reasonable period of that fact and shall (save where such action would reasonably be expected to be materially prejudicial to the Business) take all reasonable steps or proceedings to enforce (and procure the enforcement of) such right but in which case the period of thirty months from Completion referred to in subclause (7) above shall not start to run until the Purchaser has taken all such steps and, in the event that the Purchaser shall be reimbursed or recover any amount, the Purchaser shall immediately pay to the Seller an amount equal to the lesser of the amount reimbursed or recovered (less any Taxation thereon and any reasonable costs of recovery or any increase in insurance costs (which shall include the loss of any deductible or excess as well as any increased premium) which are directly referable to the Purchaser claiming under that insurance policy in respect of the loss giving rise to such claim) and the Damages Payment. The Seller shall not require the Purchaser to take any such steps or proceedings against any insurer unless the Purchaser is reasonably satisfied that such increase in insurance costs referred to above which are directly referable to the Purchaser claiming under the insurance policy would not exceed the amount to be reimbursed or recovered from the insurer (after reduction by any estimated Taxation thereon and any other reasonably likely reasonable costs of recovery).

(9) The Purchaser shall not be entitled to rescind this agreement in any circumstances other than under clause 5(4) or clause 12(3), but without prejudice to the provisions of clause 4.

(10) None of the limitations on the liability of the Seller set out in this clause shall apply to any Warranty Claim in the case of fraud or deliberate concealment on the part of the Seller or Glynwed or (save to the extent and as provided in clause 27) to the liability of the Seller under any other provisions of this agreement.

(11) The provisions of this clause shall have effect notwithstanding any other provisions of this agreement.

12.   COMPLETION

(1) Subject to clause 5(4) Completion shall take place at the offices of the Seller's Solicitors on the next Friday being at least three Business Days following the date the condition in clause 4(1) is satisfied (or such other date as the Seller and the Purchaser may agree, it being the aim, so far as practicable, of the parties (subject to clause 4(1)) that Completion should occur on 30 April,
      1999) and the Property Agreement shall be completed at the same time as this agreement.

(2)   On Completion:

      (a) the Seller shall transfer those Assets capable of being transferred by delivery and shall let the Purchaser into possession of the other Assets;

      (b) the Seller shall deliver to the Purchaser assignments in the Agreed Form of the Business Intellectual Property described in
            Schedule 1 duly executed by the Seller or by the member of the Seller's Group identified in that Schedule as the registered owner of the same;

      (c) the Seller shall deliver to the Purchaser (i) a list of the Employees; and (ii) copies of all third party consents received to the assignment of the Contracts by Completion, (other than the Viking Johnson Contract and the Weir Contract);

      (d) the Seller shall cancel or procure the cancellation of the user licence agreements and registered user agreements referred to in Schedule 1 with effect from Completion and without liability to the Business; and

      (e) the Purchaser shall pay to the Seller the sum of (pound)21,202,000 in respect of the Consideration.

(3)   (a)   Neither the Seller nor the Purchaser shall be obliged to
            complete or procure the Completion of this agreement unless:

            (i) the other complies fully with its obligations under subclauses (1) and (2); and

            (ii) the Property Agreement is completed at the same time as this agreement.

      (b) If Completion does not take place on the date set for Completion by subclause (1) as a result of the Seller failing to comply with its obligations under subclause (2), the Purchaser may at its option (but without prejudice to any other right or remedy it may have) by notice in writing to the Seller elect to:

            (i)   proceed to Completion insofar as is reasonably practicable;
                  or

            (ii) postpone the date for Completion to a date falling not more than 10 Business Days after the date set for Completion in accordance with subclause (1) or such later date as the Seller and the Purchaser may agree; or

            (iii) rescind this agreement.

      (c) If Completion does not take place on the date set for Completion in subclause (1) as a result of the Purchaser failing to comply with its obligations under subclause (2), the Seller may at its option (but without prejudice to any other right or remedy it may have) by notice in writing to the Purchaser elect to:

            (i)   proceed to Completion insofar as is reasonably practicable;
                  or

            (ii) postpone the date for Completion to a date falling not more than 10 Business Days after the date set for Completion in accordance with subclause (1) or such later date as the parties may agree; or

            (iii) rescind this agreement.

      (d) If the Purchaser or the Seller elects to postpone the date for Completion in accordance with subclause (b) or (c) respectively then the provisions of this agreement shall apply as if the date set for Completion in subclause (1) were the date to which Completion is so postponed but without creating a further right to postpone (and the Effective Time shall similarly be postponed accordingly).

(4) The Seller and the Purchaser shall each provide the other (and their respective advisers) upon reasonable request with reasonable access (including the right to take copies) at reasonable times to the books, accounts and records of the Business to be held by each of them after Completion and which relate to the period up to Completion. To the extent not disruptive to the Business and at such time or times as may be reasonably convenient to the Purchaser and the individuals concerned, the Seller and its advisers shall also, at its own cost, be permitted after Completion to discuss with relevant employees of the Business any reasonable queries the Seller or its advisers may have concerning the affairs of the Business before Completion.

(5) At, or as soon as practicable after Completion and in any event within 14 days, Glynwed shall procure that each member of the Seller's Group incorporated with any of the following names, that is to say "Ductile Hot Mill", "Dudley Port Rolling Mills", "GB Steel Bar", "George Gadd & Company", "Longmore Brothers", "Macreadys", "Midland Engineering Steels" or "W Wesson", or any of such names in its corporate title resolves to change its name so as to exclude any such names (or any confusingly similar words) from its corporate title.

(6) All notices, correspondence, information, orders or enquiries (other than those relating to Taxation) relating to the Business or the Assets (including without limitation the Properties) which are received by the Seller or any other member of the Seller's Group after Completion shall be passed to the Purchaser as soon as practicable and the Purchaser shall pass to the Seller as soon as practicable any notices, correspondence, information, orders or enquiries received by the Purchaser after Completion relating to any asset, property, liability or contract of the Seller or any other member of the Seller's Group which in each case is not included in the sale to the Purchaser under this agreement.

(7) Glynwed and the Purchaser agree that they will engage PricewaterhouseCoopers ("PWC") to audit within 60 days of Completion financial statements for the years ended 31 December 1996, 31 December 1997 and 31 December 1998 and to assist in the preparation of relevant unaudited historic quarterly financial statements (together, the "Historic Accounts") in respect of the Business in compliance with generally accepted accounting principles and in the form required by the United States Securities and Exchange Commission. Each of the Purchaser and Glynwed shall provide all necessary co-operation in respect of the preparation of the Historic Accounts as may be reasonably required by PWC, including the provision of appropriate representation letters in favour of PWC. The fees of PWC in respect of the Historic Accounts shall be paid by the Purchaser. Each of the parties agree that they will engage PWC on terms to be agreed with PWC. For the avoidance of doubt neither Glynwed nor the Seller, nor any other member of the Seller's Group or any of their respective directors, officers, employees or agents shall be in anyway liable to the Purchaser or Niagara, in connection with the Historic Accounts or their preparation but nothing in this subclause (7) shall prejudice the right of the Purchaser to bring a Warranty Claim in respect of any breach of the Warranties given in relation to the Accounts.

(8) The Seller will use its reasonable endeavours to procure the removal of the registered users in respect of the licences referred to in subclause (2)(d) from the Trade Marks Register by Completion but in any case will provide all reasonable assistance to the Purchaser to have these registered users removed after Completion to the extent that this has not been achieved by Completion.

(9) As soon as practicable after Completion, Glynwed shall request each of the companies that entered into a Confidentiality Undertaking with any member of the Seller's Group to return to Glynwed the confidential information in respect of the Business supplied under the terms of the Confidentiality Undertakings and, as soon as practicable after Glynwed receives any such information, Glynwed shall either confirm to the Purchaser in writing that it has destroyed such information or send the information to the Purchaser.

(10) Glynwed agrees with the Purchaser that it will for so long as the same may continue to be enforceable retain with its records the originals and all copies of each of the Confidentiality Undertakings and further agrees that (unless and save to the extent prohibited from doing so by the terms of any continuing duty of confidentiality binding on the Seller's Group) it will from time to time on request provide the Purchaser with such information as the Purchaser may reasonably require to enable the Purchaser to determine whether a material breach of any of the Confidentiality Undertakings has or may have occurred.

(11) If it comes to the attention of Glynwed (or if in response to the information provided by Glynwed the Purchaser is of the reasonable opinion) that there is or is likely to be any material breach of any Confidentiality Undertaking, (subject to any duty of confidentiality to which any company in the Seller's Group may be subject) after Completion Glynwed shall inform the Purchaser of that fact and shall take any steps reasonably requested by the Purchaser to enforce the Confidentiality Undertaking (at the expense of the Purchaser) provided that Glynwed shall not be obliged to take any legal proceedings in this regard unless it has been indemnified (for itself and any other member of the Seller's Group) by the Purchaser against any liability, cost, claim or expense (including reasonable professional fees and expenses) in connection with the proceedings (other than any liability which the Seller has assumed or which is the subject of any other indemnity by the Seller in favour of the Purchaser under the terms of this agreement).

13.   EMPLOYEES

(1)   In this clause:

      "claim" includes a claim by any person (including a trade union, a governmental or statutory or local authority or commission);

      "liability" and "liabilities" include any award, compensation, damages, fine, loss, order, payment made by way of settlement, reasonable costs and expenses (including reasonable legal expenses on an indemnity basis) properly incurred in connection with a claim and also includes the costs and expenses of any investigation by the Equal Opportunities Commission, the Commission for Racial Equality or any health and safety enforcement body and of implementing any requirements which may arise from any such investigation.

(2) The Seller and the Purchaser acknowledge and agree that under the Employment Regulations the contracts of employment between the Seller and the Employees will have effect after Completion as if originally made between the Purchaser and the Employees or between the Purchaser and the relevant trade union (as the case may be) except insofar as the contracts or agreements relate to an occupational pension scheme.

(3) The Seller shall discharge all its obligations in respect of the Employees up to Completion and shall indemnify the Purchaser against all liabilities arising from the Seller's failure to do so. The Seller shall also indemnify the Purchaser against any liability relating to an Employee which arises out of any act or omission by the Seller or any other member of the Seller's Group or any other event, matter or circumstance occurring before Completion (including any failure to comply with Regulation 10 of the Employment Regulations but subject to subclause 4(c)) excluding:

      (a) any obligation to make any payment which is calculated by reference to a period of employment with the Seller or any member of the Seller's Group as well as the period of employment with the Purchaser; and

      (b)   any liability referred to in subclause (4).

(4) The Purchaser shall on and from Completion discharge of all the obligations of the employer in relation to the Employees arising and referable to the period after Completion and shall indemnify the Seller against all liabilities arising from the Purchaser's failure to do so. The Purchaser shall also indemnify the Seller against any liability relating to an Employee which arises out of or in connection with:

      (a) the change of employer occurring by virtue of the Employment Regulations and/or this agreement; or

      (b) the termination of his employment by the Purchaser, a change to a term of his employment or working conditions by the Purchaser (including, without limitation, any term relating to an occupational pension scheme), any other act or omission by the Purchaser or any other event, matter or circumstance arising after Completion; or

      (c) any failure by the Purchaser to provide the Seller with the information necessary to enable the Seller to comply with its obligations under Regulation 10 of the Employment
            Regulations.

(5) In the event that any contract of employment of any employee of any member of the Seller's Group who is not included in the list of Employees delivered at Completion (or who has been employed in breach of clause 5(2)(e)) is found to have effect as if originally made between the Purchaser and such employee as a result of the operation of Regulation 5 of the Employment Regulations the Purchaser shall promptly notify the Seller. The Seller or any member of the Seller's Group may offer employment to that person within 21 days of that notification. If after that period has elapsed, the person concerned has not been offered such employment which has been accepted the Purchaser may terminate the contract in accordance with the terms of the contract of employment (provided such terms have been disclosed to the Purchaser) and taking all reasonable steps to mitigate any damages or compensation which might be awarded to the persons concerned and in any event acting in consultation with the Seller. The Seller will indemnify the Purchaser against any liabilities arising out of such termination and against any sums payable to or on behalf of such employee in respect of any period of employment following Completion, assuming his pay and other terms of employment have not been changed by the Purchaser (without a pre-existing commitment) following Completion.

14.   PRODUCT CLAIMS

(1) If any warranty or guarantee claims arise after Completion from customers in respect of any item supplied by the Seller or any other member of the Seller's Group in connection with the Business before the Effective Time then the Purchaser shall, if so requested by the Seller, carry out or provide any repairs or replacements at the Purchaser's own expense but subject to reimbursement from the Seller as provided in this clause.

(2) Subject to clause 27 and (except as set out in this clause 14) without prejudice to clause 8(2), the Seller shall reimburse the Purchaser the costs of carrying out such repairs or replacements referred to in subclause (1) at cost price if and to the extent that in respect of any individual claim the costs of repair or replacement (but less the reasonable value to the Purchaser of any returned products in respect of the claim) exceed (pound)500 provided that the Seller shall reimburse to the Purchaser the full costs of carrying out all such repairs or replacements at cost price to the extent that such costs (less the reasonable value to the Purchaser of any returned products in respect of all such claims) exceed (pound)50,000 in aggregate and the Seller shall, except as provided in this subclause (2), indemnify the Purchaser (for itself and each member of the Purchaser's Group) against all actions, proceedings, costs, damages, claims and demands in respect of every such claim.

(3) The Purchaser shall notify the Seller of any claim made by a customer after Completion to which this clause applies.

(4) The Purchaser shall be solely responsible for any warranty or guarantee claim arising in respect of any item supplied by it in connection with the Business at any time after the Effective Time and the Purchaser shall indemnify the Seller (for itself and each member of the Seller's Group) against all actions, proceedings, costs, damage, claims and demands in respect of every such claim.

15.   ENVIRONMENTAL

      The Seller and the Purchaser shall observe and perform the provisions of Schedule 7 expressed to be observed and performed by each of them respectively.

16.   PENSIONS

      The Seller and the Purchaser shall observe and perform the provisions of Schedule 2 expressed to be observed and performed by each of them respectively.

17.   SALES LITERATURE

(1) Subject as provided by subclause (2), below, as from Completion the Purchaser shall not represent that the Seller or any other member of the Seller's Group retains any connection with the Business and shall ensure that no catalogue or item of sales literature or publicity material (together "Promotional Materials") relating to the Business is distributed or issued by it after Completion with any reference to the Seller or any other member of the Seller's Group.

(2) If any Stocks or Promotional Materials are supplied to the Purchaser under this agreement bearing any name or mark of the Seller or any other member of the Seller's Group, the Purchaser is hereby authorised by the Seller to sell or otherwise dispose of those Stocks (and for a period not exceeding four months from Completion to sell or otherwise dispose of any other stocks manufactured by the Purchaser bearing any such name or mark) and for a period not exceeding three months from Completion to use those Promotional Materials.

18.   PROTECTIVE COVENANTS

      Glynwed covenants with the Purchaser in the terms set out in Schedule
      6.

19.   ANNOUNCEMENTS

      No party shall make or permit any member of the Seller's Group or the Purchaser's Group (as the case may be) to make any announcement concerning this sale and purchase or any ancillary matter before, on or after Completion except (i) as required by law or any competent regulatory body (including, in the case of Niagara, the United States Securities and Exchange Commission or the NASDAQ Stock Market and, in the case of Glynwed, the London Stock Exchange) or (ii) with the written approval of the other party, such approval not to be unreasonably withheld or delayed, and (iii) nothing herein shall restrict the Purchaser after Completion from communicating with the Employees, with any parties to the Contracts and with all customers and suppliers of the Business in relation to the fact of the acquisition and matters incidental to its future operations.

20.   VALUE ADDED TAX

(1) The Seller and the Purchaser intend that article 5 of the Value Added Tax (Special Provisions) Order 1995 ("Article 5") shall apply to the sale of the Assets under this agreement, so that the sale is treated as neither a supply of goods nor a supply of services.

(2) If nevertheless any VAT is payable on any supply by the Seller under this agreement, the Purchaser shall pay the amount of that VAT in addition to the price and the Seller shall issue to the Purchaser a proper VAT invoice in respect of that VAT.

(3) Without limiting subclause (2), VAT shall be treated as payable if Customs rule that it is payable. The Purchaser shall pay the amount of VAT payable on whichever is the latest of:

      (a)   the day on which the Seller is liable to pay such VAT to Customs;

      (b) the day on which the Purchaser (or any member of its VAT group) recovers (or is treated under clause 20(13) as recovering) an amount in respect of that VAT from Customs, whether by way of repayment, credit or set-off; and

      (c) five business days after receipt by the Purchaser of a copy of the written notice of the ruling together with a proper VAT invoice from the Seller.

(4) Subject to the remaining provisions of this clause, if the Purchaser disagrees with the ruling of Customs referred to above and if (having used reasonable endeavours to procure such a review on its own account) the Purchaser is unable to obtain a review of the decision by Customs on its own account, it may, within 15 Business Days (or such longer time as the Seller may agree) of being notified of such decision by the Seller, notify the Seller that it requires the Seller to obtain a review of the decision by Customs and the Seller shall forthwith request Customs to undertake that review.

(5) The Seller shall, without prejudice to the Purchaser's liability to make any payment in accordance with this clause, notify the Purchaser within 5 Business Days of receipt of the decision of Customs referred to above and if the Purchaser disagrees with the decision and if (having used reasonable endeavours to make an appeal in its own right) the Purchaser is unable to make an appeal in its own right, then it may, subject to clause 20(6), give notice to the Seller within 15 Business Days (or such longer time as the Seller may agree) of being notified of such decision by the Seller that it requires the Seller to make an appeal to the tribunal in accordance with section 83 VATA 1994.

(6) The Seller shall not be obliged to take any action under this clause unless the Purchaser shall indemnify the Seller against all reasonable costs and expenses incurred in taking any such action and, in any case where any appeal cannot be made against the decision of Customs without the Seller accounting for the VAT to which that appeal relates, unless the Purchaser shall also have paid to the Seller an amount equal to that VAT (against the issue of an appropriate VAT invoice).

(7) Within 5 Business Days of the decision of the Commissioners referred to above or, if a further appeal has been made, within 5 Business Days of the decision of the tribunal:

      (a) the Purchaser shall pay to the Seller by way of additional consideration a sum equal to the amount of VAT (if any) that has been determined to be properly payable in respect of the supply (against delivery by the Seller of a proper tax invoice for VAT purposes in respect of it) after deducting from it any amount previously paid in respect of such VAT by the Purchaser to the Seller; or

      (b) if an amount previously paid by the Purchaser to the Seller under this clause exceeds the VAT that is finally determined to be payable, the Seller shall pay to the Purchaser an amount equal to any excess VAT payable (to the extent that, if the Seller has already accounted to Customs for such VAT, the Seller has recovered such VAT from Customs) and deliver to the Purchaser (to the extent it has not already done so) a proper tax invoice for VAT purposes.

(8) If Customs impose any interest or penalties on the Seller as a result of the late payment of VAT on the consideration paid in respect of the Business and the Assets the Purchaser shall when it pays an amount in respect of VAT on the consideration paid for the Business and the Assets in accordance with this clause 20 or, if later, 5 Business Days after a copy of any notice of such penalty or interest has been received from the Seller, also pay to the Seller an amount equal to the amount of any such penalties and interest to the extent only that they are directly referable to the late payment of VAT on the Consideration.

(9)   With a view to procuring that Article 5 applies, the Purchaser:

      (a) shall ensure that the Purchaser is registered for VAT not later than Completion; and

      (b) warrants that the Assets are to be used by the Purchaser in carrying on the same kind of business as that carried on by the Seller.

(10) References in paragraphs (a) and (b) of subclause (7) to the Purchaser shall be construed as references to the transferee within the meaning of the corresponding provision of Article 5 if different.

(11) Subject to sub-clauses (12) and (13) below, if VAT is determined to be payable on the sale of the Assets under this Agreement as a result of the transactions effected by the Divisionalisation Agreement and would not have been so payable but for such transactions, then and in that event the Seller shall indemnify the Purchaser against all and any VAT to the extent so payable by the Purchaser to the Seller under the provisions of this clause (to the extent the same is irrecoverable by the Purchaser or any member of the Purchaser's VAT group) five Business Days after receipt by the Seller of evidence which demonstrates that the Purchaser has used all reasonable endeavours to procure recovery of such VAT, together with interest on that sum calculated on a day to day basis of a rate equal to the aggregate of two per cent per annum above the base rate of Midland Bank plc for the time being, from the date that the Purchaser made a payment to the Seller in respect of such irrecoverable VAT to the date of payment.

(12) Any claim by the Purchaser under the indemnity in subclause (11) will be subject to the provisions of clause 27 (Indemnity Claims).

(13) For the purposes of this clause, "irrecoverable VAT" means any amount in respect of VAT paid by the Purchaser under this clause which the Purchaser (or any member of the Purchaser's VAT group) is unable to recover as input tax (whether by way of credit, set off or actual repayment) from Customs assuming that:

      (i) the Purchaser (or the representative member of any VAT group of which the Purchaser is a member) has duly submitted all necessary returns and claims for the relevant VAT accounting periods within the appropriate time limits and that such submissions are true, accurate and complete in all material respects (to the extent that, where the Purchaser is relying upon information provided by the Seller to the Purchaser to complete such submissions, the information provided by the Seller to the Purchaser upon which such submissions are based, was true, accurate and complete in all material respects at Completion) and has taken such steps and done such things as may reasonably be required to obtain recovery of such input tax (whether by way of credit, set off or actual repayment); and

      (ii) the Purchaser carries on and has carried on since Completion the Business in all material respects in the manner in which it was carried on by the Seller at Completion and its only activities consist of the carrying on of the Business;

      (iii) neither the Purchaser nor any member of its VAT group has taken any other action in relation to its VAT affairs or the VAT affairs of the Business, which may otherwise prejudice the recovery of such VAT and the same assumptions shall be made in determining when the Purchaser (or a member of its VAT group) recovers or is treated as recovering any amount of VAT).

(14) The Seller and the Purchaser intend that s.49 of the Value Added Tax Act 1994 shall apply to the sale of the Assets under this agreement and accordingly:

      (a) the Seller shall on Completion deliver to the Purchaser all records referred to in s.49;

      (b) the Seller shall not make any request to Customs for those records to be preserved by the Seller rather than the Purchaser;

      (c) the Purchaser shall preserve those records for such period as may be required by law, and shall do so in the United Kingdom;

      (d) the Purchaser shall during that period or such longer period as it retains the records permit the Seller reasonable access to them in the United Kingdom to inspect or make copies of them;

      (e) the Purchaser shall not cease to retain the records without first giving the Seller a reasonable opportunity to inspect and remove such of them as the Seller wishes; and

      (f) the Seller (or any person for the time being nominated under this paragraph) may by written notice to the Purchaser nominate another person for the purpose of paragraphs (d) and (e), in which case the reference in that paragraph to the Seller shall be read as a reference to the person nominated.

21.   INTEREST

      If any sum due for payment under this agreement is not paid on the due date the party in default shall pay interest on that sum from the due date calculated on a day to day basis of a rate equal to the aggregate of two per cent. per annum and the base rate of Midland Bank plc for the time being.

22.   GLYNWED'S GUARANTEE

(1) In consideration of the mutual covenants contained in this agreement, Glynwed guarantees to the Purchaser and shall procure the due and punctual performance of each obligation of the Seller under this agreement and shall pay to the Purchaser from time to time on demand, or procure that the Seller shall pay, any sum which the Seller is at any time liable to pay to the Purchaser under this agreement and which has not been paid at the time the demand is made.

(2) The obligations of Glynwed under subclause (1):

      (a) constitute direct, primary, unconditional and irrevocable obligations without the need for any recourse on the part of the Purchaser against the Seller;

      (b) shall not be affected or impaired by any concession, time or indulgence granted by the Purchaser or by any other dealing or thing which would but for this subclause (2) operate to discharge or reduce that liability; and

      (c) shall not be affected or impaired by anything (including any legal limitation, disability or incapacity on the part of the Seller) which causes any of the obligations of the Seller under this agreement to be or become invalid or unenforceable(other than as a result of any applicable time limit under this agreement).

(3) If any of the obligations of the Seller under this agreement is or becomes invalid or unenforceable (other than as a result of any applicable time limit under this agreement) Glynwed shall perform and discharge all such obligations as if they were primary obligations of Glynwed or shall procure that the Seller performs and discharges all such obligations.

(4) The guarantee set out in this clause 22 shall extend to any costs, charges and expenses incurred by the Purchaser in enforcing or seeking its enforcement.

(5) Glynwed shall make any payments due from it under this clause 22 in full and without any deduction or withholding in respect of any claim whatsoever (whether by way of set-off, counterclaim or otherwise).

23.   NIAGARA'S GUARANTEE

(1) In consideration of the mutual covenants contained in this agreement, Niagara guarantees to the Seller and shall procure the due and punctual performance of each obligation of the Purchaser under this agreement and shall pay to the Seller from time to time on demand, or procure that the Purchaser shall pay, any sum which the Purchaser is at any time liable to pay to the Seller under this agreement and which has not been paid at the time the demand is made.

(2)   The obligations of Niagara under subclause (1):

      (a) constitute direct, primary, unconditional and irrevocable obligations without the need for any recourse on the part of the Seller against the Purchaser;

      (b) shall not be affected or impaired by any concession, time or indulgence granted by the Seller or by any other dealing or thing which would but for this subclause (2) operate to discharge or reduce that liability; and

      (c) shall not be affected or impaired by anything (including any legal limitation, disability or incapacity on the part of the Purchaser) which causes any of the obligations of the Purchaser under this agreement to be or become invalid or unenforceable (other than as a result of any applicable time limit under this agreement).

(3) If any of the obligations of the Purchaser under this agreement is or becomes invalid or unenforceable (other than as a result of any applicable time limit under this agreement) Niagara shall perform and discharge all such obligations as if they were primary obligations of Niagara or shall procure that the Purchaser performs and discharges all such obligations.

(4) The guarantee set out in this clause 23 shall extend to any costs, charges and expenses incurred by the Seller in enforcing or seeking its enforcement.

(5) Niagara shall make any payments due from it under this clause 23 in full and without any deduction or withholding in respect of any claim whatsoever (whether by way of set-off, counterclaim or otherwise).

24.   FURTHER ASSURANCE

(1) Each of Glynwed and the Seller shall from time to time on being requested to do so by the Purchaser do or procure the carrying out of all such acts and/or execute or procure the execution of all documents (in a form reasonably satisfactory to the Purchaser) as the Purchaser may reasonably require or reasonably consider necessary for giving full effect to this agreement (including any action required under subclauses 8(1) and 8(3)), and each party shall bear its own costs in that regard, provided that neither Glynwed nor the Seller shall be obliged to take or procure the taking of any legal proceedings (without first being indemnified for itself and the other members of the Seller's Group by the Purchaser against any liability, cost, claim or expense (including reasonable professional fees and expenses) in connection with the proceedings, other than any liability which the Seller has assumed or which is the subject of any other indemnity by the Seller in favour of the Purchaser under the terms of this agreement) or pay out or procure the payment out of any money other than in respect of such professional advice as it may deem necessary.

(2) Without limiting subclause (1) above, each of Glynwed and the Seller shall from time to time on being requested to do so by the Purchaser do or procure the carrying out of all such acts and/or execute or procure the execution of all such documents (in a form reasonably satisfactory to the Purchaser) as the Purchaser may reasonably require or reasonably consider necessary for vesting in the Purchaser the benefit of the Claims (other than any Claims comprising a claim for refund or reimbursement referred to in clause 7(13)) (provided that neither Glynwed nor the Seller shall be obliged to take or procure the taking of any legal proceedings (except as provided below) or pay out or procure the payment out of any money other than in respect of such professional advice as it may deem necessary), including (if the Purchaser shall reasonably require but in that event at the Purchaser's own cost) taking (at the direction of the Purchaser) any steps or being joined in any proceeding which the Purchaser intends to bring or defend for the enforcement thereof provided that neither Glynwed nor the Seller shall be obliged to take or defend or be joined in (or procure the same) any legal proceedings in this regard unless it has been indemnified (for itself and any other member of the Seller's Group) by the Purchaser against any liability, cost, claim or expense (including reasonable professional fees and expenses) in connection with the proceedings (other than any liability which the Seller has assumed or which is the subject of any other indemnity by the Seller in favour of the Purchaser under the terms of this agreement).

(3) For the avoidance of doubt, notwithstanding any of the other provisions of this clause, neither Glynwed nor the Seller shall be required to procure that any person (other than a member of the Seller's Group) brings, defends or is joined in any legal proceedings.

25.   NOTICES

(1) Any notice or other document to be served under this agreement may be delivered, or sent by post, to the party to be served as follows:

      (a)   To the Seller, at
            Headland House,
            New Coventry Road,
            Sheldon,
            Birmingham  B26 3AZ
            marked for the attention of
            The Company Secretary

      (b) To the Purchaser (before Completion) at its address set out in this agreement or (after Completion at Victoria Steelworks
            Bull Lane
            Moxley
            Wednesbury
            West Midlands  WS10 8RS
            marked for the attention of
            Keith Stella (before Completion)
            or Tony Bagshawe (after Completion)

            with a copy to Niagara at its address as set out in this agreement marked for the attention of Michael Scharf or at such other address as it may have notified to the other parties in accordance with this clause. Any notice or other document sent by post shall be sent by prepaid first class recorded delivery post (if within the United Kingdom) or by prepaid registered airmail (if elsewhere).

(2) Any notice or other communication shall be deemed to have been duly given:

      (a) if delivered personally, when left at the address referred to in subclause (1) above; or

      (b) if sent by recorded mail other than airmail, two days after posting it; or

      (c)   if sent by registered airmail, six days after posting it.

      provided always that a notice given in accordance with the above but received on a day which is not a Business Day or after business hours on a Business Day in the place of receipt will only be deemed to be given on the next Business Day in that place.

26.   GENERAL

(1) Each of the obligations, warranties and undertakings set out in this agreement which is not fully performed at Completion will continue in force after Completion.

(2) Subject to any applicable time limits under this agreement, any failure by any party to exercise any rights under any indemnity in this agreement will not operate as a waiver by that party of any such rights nor should it prevent that party from exercising the same right.

(3) Unless otherwise expressly stated all payments to be made under this agreement shall be made in sterling to the party to be paid as follows:

      (a) to the Seller in immediately available funds to the account of the Seller at:

            bank:           National Westminster Bank plc
                            103 Colmore Row
                            Birmingham
                            B3 3NR

            sort code:      60 02 35

            account number: 00199087

            or such other account as the Seller may specify; and

      (b) to the Purchaser in immediately available funds to the account of the Purchaser at:

            bank:          National Westminster Bank plc

            sort code:     60-02-35

            account number:30674913

            or such other account as the Purchaser may specify.

(4) Subject to Schedule 7 paragraph 12 any of the parties may assign any of its rights (but not obligations) under this agreement to any company which is its holding company or subsidiary, provided that if the assignee ceases to be such a holding company or subsidiary, then the assigning party shall procure that such assignee shall reassign back to such party all such rights as have been assigned to such assignee with effect from the date on which such assignee ceases to be such a holding company or subsidiary and the assignee shall no longer have the benefit of any rights under this agreement and the original party shall have the benefit of all rights under this agreement as if the assignment had never taken place, provided that:

      (i) on any assignment of any of the Purchaser's rights under this agreement, the liability of the Seller to make a payment to an assignee pursuant to this agreement shall be no greater than the liability which would have arisen had no such assignment taken place and any payment made by the Seller in discharge or settlement of that liability had been made to the Purchaser; and

      (ii) on any assignment of the Seller's rights under this agreement, the liability of the Purchaser to make a payment to an assignee pursuant to this agreement shall be no greater than the liability which would have arisen had no such assignment taken place and any payment made by the Purchaser in discharge or settlement of that liability had been made to the Seller.

(5) Save as provided in subclause (4) above and in Schedule 7 paragraph 12, none of the rights or obligations under this agreement may be assigned or transferred without the prior written consent of all the parties.

(6) Save where expressly provided herein to the contrary, each party shall pay the costs and expenses incurred by it in connection with the entering into and completion of this agreement.

(7) This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any party may enter into this agreement by executing a counterpart.

27.   INDEMNITY CLAIMS

(1) Notwithstanding any of the other provisions of this agreement, in relation to each of the indemnities given by the Purchaser in favour of the Seller (or the Seller's Group) or by the Seller in favour of the Purchaser (or the Purchaser's Group) contained in clauses 3(3), 3(4), 8, 13 and 14, paragraph 8 of Schedule 2 and Schedule 7 the provisions of clause 11(6)(a) and (b) (and, in the case of the indemnity in clause 14(2), the provisions of clause 11(8)) shall mutatis mutandis apply to any claim under the relevant indemnity.

(2) Notwithstanding any of the other provisions of this agreement, in relation to each of the indemnities contained in clauses 3(3), 3(4), 8, 13 and 14 and Schedule 7, the Purchaser shall not be entitled to make a claim to the extent of any amount for which provision or allowance for the matter or liability which would otherwise give rise to the claim in question has been made in the Statement of Net Assets Transferred (or paid or reimbursed by the Seller under clause 7(11)).

(3) If the Seller or the Purchaser (in this clause, "Covenantor") has made a payment to the other (in this clause, "Beneficiary") in respect of, or relating to, any claim under any of the indemnities in clauses 3(3), 3(4), 7, 8, 13, 14 and Schedule 7 (an "Indemnity Payment") and the Beneficiary subsequently recovers or is reimbursed any amount directly referable to that claim (other than any amount in respect of Taxation) (but without being obliged under this subclause to pursue such recovery or reimbursement) the Beneficiary shall as soon as practicable following such recovery or reimbursement pay to the Covenantor an amount equal to the lesser of such amount reimbursed or recovered (less any Taxation thereon and any reasonable costs of recovery or reimbursement) and the Indemnity Payment.

28.   WHOLE AGREEMENT

(1) This agreement and the documents referred to in it contain the whole agreement between the parties relating to the transactions contemplated by this agreement and the documents referred to in it and supersede all previous agreements between the parties relating to these transactions except for the confidentiality agreement made between Glynwed and Niagara dated 18th September, 1998 which shall terminate at Completion.

(2) Each of the parties acknowledges that in agreeing to enter into this agreement and the documents referred to in it, it has not relied on any representation, warranty, collateral contract or other assurance except those set out in this agreement or in the Property Agreement (or the other agreements referred to in the Property Agreement) provided that nothing in this agreement shall limit or exclude any liability for fraud.

(3) In entering into this agreement and the documents referred to in it no party may rely on any representation, warranty, collateral contract or other assurance (except those set out in this agreement or the Property Agreement or the other agreements referred to in the Property Agreement) made by or on behalf of any other party before the signature of this agreement and each of the parties waives all rights and remedies which, but for this subclause, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance; provided that nothing in this agreement shall limit or exclude any liability for fraud.

29.   GOVERNING LAW

      This agreement is governed by and shall be construed in accordance with English law. Niagara submits to the jurisdiction of the English courts for all purposes relating to this agreement and irrevocably appoints the Purchaser's Solicitors as its agent for service of process with respect thereto.

      AS WITNESS the hands of the duly authorised representatives of the parties on the date which first appears on page 1.


SIGNED by  /s/  R. G. HARRIS
for and on behalf of
GLYNWED STEELS LIMITED




SIGNED by  /s/  D. J.  SOLOMON
for and on behalf of
GLYNWED INTERNATIONAL plc




SIGNED by  /s/  MICHAEL SCHARF
for and on behalf of
NIAGARA LASALLE (UK) LIMITED




SIGNED by  /s/  MICHAEL SCHARF
for and on behalf of
NIAGARA CORPORATION